Exhibit 99.1

CACI Completes Acquisition of ARKA Group

Company adds space-based sensors and agentic AI-based software to deliver robust geospatial intelligence

CACI is best positioned as the leading provider of multi-source intelligence to rapidly address evolving national security missions

Reston, Va. -- March 09, 2026 -- CACI International Inc (NYSE: CACI) announced today that it has completed its acquisition of ARKA Group L.P. (ARKA) in an all-cash transaction for $2.6 billion. ARKA provides industry-leading electro-optical/infrared (EO/IR) and hyperspectral imaging capabilities, and Agentic AI-based software, that deliver robust geospatial intelligence for critical national security missions. With ARKA’s decades-long track record of superior performance, CACI immediately expands its portfolio of national security space programs and strengthens its market position.

“Today, more than 1,100 ARKA employees join us as we continue to expand to the limits of national security,” said John Mengucci, CACI President and Chief Executive Officer. “ARKA purposefully accelerates our space market strategy while adding technologies that strengthen and expand our position in this rapidly growing domain, which is traditionally defined by high technical barriers to entry.”

Consistent with CACI’s merger and acquisition strategy, ARKA enables CACI to deliver a wider range of software-defined technologies and capabilities to rapidly address evolving national security missions. ARKA’s space-based sensors expand CACI’s existing portfolio of sensors across the land, sea, and air domains and ARKA’s geospatial intelligence complements CACI’s strong position providing signals intelligence. Combined with ARKA’s operationally proven Agentic AI-based software, CACI is better positioned to rapidly deliver multi-source intelligence to a broader range of national security customers.

“As the threat environment grows more complex, this acquisition advances our long-term vision to deliver integrated, mission-critical space and ground capabilities that strengthen national security and support the evolving priorities of the Intelligence Community, the U.S. Space Force, and the Department of War,” continued Mengucci.

CACI acquired ARKA from funds managed by Blackstone Tactical Opportunities (Blackstone). Wells Fargo served as CACI's exclusive financial advisor and provided committed financing for the transaction. Gibson Dunn acted as legal advisor for CACI. J.P. Morgan Securities LLC and Evercore acted as financial advisors for ARKA. Simpson Thacher & Bartlett LLP acted as legal advisor for ARKA.

About CACI
CACI International Inc (NYSE: CACI) is a national security company with 27,000 talented employees who are Ever Vigilant in expanding the limits of national security. We ensure our customers’ success by delivering differentiated technology and distinctive expertise to accelerate innovation, drive speed and efficiency, and rapidly anticipate and eliminate threats. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. We are members of the Fortune 500™, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at caci.com.

There are statements made herein which do not address historical facts and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

Corporate Communications and Media:	Investor Relations:
Gino Bona Executive Vice President, Corporate Communications	George Price Senior Vice President, Investor Relations
(571) 597-2787, gino.bona@caci.com	(703) 841-7818, george.price@caci.com